UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Principal Real Estate Income Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	811-22742	46-0919114
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Broadway, Suite 1000
Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 838-9485

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value per share	PGZ	New York Stock Exchange

Item 8.01. Other Events.

At its recent regularly scheduled meeting, the Board of Trustees (the “Board”) of the Principal Real Estate Income Fund (the “Fund”) recommended to ALPS Advisors, Inc (the “Adviser”), the Adviser of the Fund, to waive a portion of their investment advisory fee pursuant to the services provided under the Investment Advisory Agreement.  Effective November 1, 2023, the Adviser voluntarily agrees to waive a portion of its advisory fee that would be payable via the Fund by 0.15% of the fund’s average daily Managed Assets.  Principal Real Estate Investors, LLC (the “Sub-advisor”) has agreed to equally share the voluntary waiver, such that the fee received by the Sub-Advisor pursuant to the Investment Sub-Advisory Agreement will be reduced by 0.075%. The voluntary waiver is in effect for one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL REAL ESTATE INCOME FUND

Date: November 2, 2023	By:	/s/ Nicholas Adams
Name: Nicholas Adams
Title: Secretary